Exhibit 10.5(h)

December 31, 2017

Gail N. Auerbach
[____________________]
[_____________]

Re: Amended and Restated Employment Agreement Dated as of December 31, 2015 between Masonite Corporation (the “Company”) and Gail N. Auerbach (the “Employment Agreement”)

Dear Gail,

Reference is made to the Employment Agreement. This letter will confirm that the Company and you gave agreed to amend section Section 9(d)(ii) of the Employment Agreement by deleting the reference to “twelve (12) months” and replacing it with “eighteen (18) months.”

Please indicate your agreement with the foregoing by signing in the space provided below.

Sincerely,

Masonite Corporation

By:_______________
Name: Frederick J. Lynch
Its: President & CEO

Agreed:

___________________
Gail N. Auerbach